EXCEL TECHNOLOGY, INC.
                           41 Research Way
                        E. Setauket, NY 11733

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 22, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of Excel Technology, Inc. (the "Company") will be held at the offices of Excel Technology, Inc., 780 Third Ave., New York, New York 10017, on June 22, 1999, at 10:00 A.M. EST, for the following purposes:

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To ratify the selection by the Board of Directors of KPMG LLP to serve as independent auditors for the year ending December 31, 1999; and

3. To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 14, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

     All stockholders are cordially invited to attend the meeting.

                                       By Order of the Board of Directors

                                       /s/ Antoine Dominic
                                       ..................................
                                          Antoine Dominic,
                                          Secretary

April 26, 1999

        IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE COMPLETED
                         AND RETURNED PROMPTLY.


                          EXCEL TECHNOLOGY, INC.
                             41 Research Way
                          E. Setauket, NY 117330
                       ...........................
                             PROXY STATEMENT
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 22, 1999
                       ...........................

                  SOLICITATION AND REVOCATION OF PROXIES

    This statement is furnished in connection with the solicitation by the Board of Directors of Excel Technology, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of the Stockholders of the Company (the "Meeting"), to be held on June 22, 1999, at 10:00 A.M. EST, at the offices of Excel Technology, Inc., 780 Third Ave., New York, New York 10017 and any adjournments thereof.

     A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary of the Company before the Meeting, and any stockholder present at the Meeting may revoke his proxy thereat and vote in person if he so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted by the person named in the form of proxy FOR the election of the nominees for directors named herein, FOR the ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 1999, and as recommended by the Board of Directors with regard to all other matters, or, if no such recommendation is given, in the discretion of the named proxy.

     The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for these services) in person or by telephone or telefax. The Company may also request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the Company's common stock, par value $.001 per share (the "Common Stock"), and will reimburse such holders for their reasonable expenses in connection therewith. The approximate date of mailing of this proxy statement is May 17, 1999.

     Only stockholders of record at the close of business on May 14, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. At the close of business on April 22, 1999, the Company had issued and outstanding 11,085,057 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes each shall be included as shares present and voting for purposes of determining whether a quorum is present at the Meeting. Each vote shall be tabulated separately. Abstentions shall not be counted as votes cast for purposes of determining whether a proposal has been approved. As a result, they will have the same effect as a vote against a proposal. Broker non-votes, if any, will be treated as not present or represented for purposes of determining whether stockholder approval of the matter has been obtained. Other than the election of directors, which requires a plurality of the votes entitled to be cast by holders of shares represented in person or by proxy at the Meeting, each matter submitted to the stockholders requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares represented in person or by proxy at the Meeting.


                  NOMINATION AND ELECTION OF DIRECTORS

     Six persons, five of whom are members of the present Board of Directors, are nominees for election to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the Meeting for the election of the six nominees named below. If any nominees should refuse or be unable to serve, the shares represented by the proxies will be voted for any nominee as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors believes that all of the nominees named herein are able and willing to serve as a director if elected.

     The Board of Directors recommends that the stockholders vote FOR the election of all nominees to the Board of Directors listed below.

                     Nominee                   Age
                 ...............               ...

                 J. Donald Hill                66
                 Antoine Dominic               37
                 Steven Georgiev               65
                 Howard S. Breslow             59
                 Jan A. Melles                 58
                 Joseph J. Ortego              45

     The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons.

     Mr. Hill became Chairman, Chief Executive Officer and a director of the Company in January 1996. In addition, he was President of the Company from August 1994 until February 1998. Mr. Hill had also served as Chief Financial Officer of the Company from January 1994 until March 1995, and was President of Quantronix Corporation ("Quantronix") a subsidiary of the Company, from November 1992 until January 1996. Mr. Hill was a business consultant to Quantronix, from February 1992 to November 1992. From January 1991 to October 1991, Mr. Hill was Chief Executive Officer of Medstone International, Inc., a company engaged in the manufacture, marketing and sale of shock wave therapy devices. From 1988 to 1990, he was Director of Corporate Finance at Weeden & Co., an investment firm and member of the New York Stock Exchange. Mr. Hill served as Vice Chairman of First Affiliated Securities, Inc. from 1978 to 1988, and from 1966 to 1977 was a General Partner of Loeb, Rhoades & Company. Mr. Hill currently serves as a director of Cryomedical Sciences, Inc., a publicly-held company engaged in the development and sale of medical devices.

     Mr. Dominic was named President and Chief Operating Officer of the Company in February 1998 and has been a director of the Company since January 1996. He joined the Company as Chief Financial Officer in March 1995. In addition to his functions as Chief Financial Officer of the Company, he has been President of Quantronix since January 1996. From June 1992 to January 1995, Mr. Dominic was Executive Vice President, Chief Financial Officer and Director of CompuDyne Corporation, a manufacturer of data acquisition equipment and access control systems, and Corcap Inc., a holding company (both are related publicly-held companies). From March 1990 to June 1992, Mr. Dominic was the Chief Financial Officer for CompuDyne Corporation and Corcap Inc. From August 1987 to March 1990, Mr. Dominic was Chief Financial Officer of Quanta Systems Corporation, a division of CompuDyne Corporation. Mr. Dominic holds a B.S. in accounting, an M.B.A. and is a non-practicing CPA.

     Mr. Georgiev has been a director of the Company since December 1991. He currently serves on the boards of three other publicly trading companies, namely the American Materials and Technologies, Corp., DynaGen, Inc. and Senetek, PLC. From 1993 to 1997, he served as Chairman and CEO of Palomar Medical Technologies, Inc. ("Palomar"), a biotechnology company. Since 1988, he has acted as a business and management consultant to several high technology companies, including EG&G, Inc., Cybernetics Products, Inc., Camber, Inc., Dynatrend, Inc. and Palomar. From 1972 to 1975, and later from 1978 to 1988, Mr. Georgiev was Chairman, President and Treasurer of Dynatrend, Inc., which specializes in providing engineering and program management services primarily to the United States Government. From 1961 to 1972 and later from 1975 to 1978, Mr. Georgiev held a variety of positions with Avco Systems, a high technology aerospace business, including Project Director - Missile Systems; Director of Engineering; Director of Advanced Programs; and Vice President - Marketing and Planning. Since 1980, Mr. Georgiev also has been involved in the start-up and subsequent development of several companies. Mr. Georgiev has a B.S. degree in engineering physics and an M.S. degree in management.

     Mr. Breslow has been a director of the Company since January 1996. He has been a practicing attorney in New York City for more than 29 years and is a partner of the law firm of Breslow & Walker, LLP, New York, New York, which firm serves as general counsel to the Company. Mr. Breslow currently serves as a director of FIND/SVP, Inc., a publicly-held company engaged in the development and marketing of information services and products; Cryomedical Sciences, Inc., a publicly-held company engaged in the development and sale of medical devices; Vikonics, Inc., a publicly-held company engaged in the design and sale of computer-based security systems; and Lucille Farms, Inc., a publicly-held company engaged in the manufacture and marketing of dairy products.

     Mr. Melles has been a director of the Company since December 3, 1996. Since 1993, Mr. Melles has been President and sole shareholder of Photonics Investments, bv, which is engaged in investments in, and mergers and acquisitions of, photonics companies. From 1988 to 1992, he served as Chief Executive Officer of Melles Griot, Inc., a division of J. Bibby & Sons, PLC. Mr. Melles co-founded Melles Griot, Inc. in 1969 and sold it to J. Bibby & Sons, PLC in 1988. Mr. Melles currently serves as a director of Dynasil Corporation, a public company which is primarily
engaged in the business of fiber optics.   Mr. Melles also serves as a
director of Gooch and Housego, PLC, a publicly held company which is a supplier to the Company.

     Mr. Ortego has been a practicing attorney in New York for twenty years. Since 1998 he has been a member of the law firm of Nixon, Hargrave, Devans & Doyle, LLP. From 1983 to 1998 he was a partner with the law firm of Rivkin, Radler & Kremer. From 1979 to 1983 Mr. Ortego served as Assistant District Attorney for New York County (Manhattan).

Director Compensation
 .....................

     The Company compensates non-employee directors for their services in such capacity at the rate of $500 per Board of Directors' meeting attended. Pursuant to the Company's 1990 Stock Option Plan, members of the Board of Directors receive an automatic grant of non-incentive options to purchase 10,000 shares of Common Stock on the date of the Company's Annual Stockholder's Meeting, at an exercise price equal to the fair market value on such date.

Board Meetings and Certain Committees
 .....................................

     The Board of Directors held seven meetings during the year ended December 31, 1998, which were attended by all of the directors, and acted by unanimous consent on three occasions. The Company's audit committee, comprised of Messrs. Steven Georgiev and Howard Breslow, held one meeting during the year ended December 31, 1998. The Audit Committee reviews the adequacy of the Company's internal controls and meets periodically with management and the independent auditors. The Company has no standing nominating or compensation committee. Management compensation is determined by the non-employee directors of the Company.

              EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at it first meeting following the Annual Meeting of Stockholders. All of the Company's executive officers, as well as four significant employees of the Company's subsidiaries, are listed in the following table, and certain information concerning such significant employees follows the table.

     Name              Age                   Position
 ..............         ...    ......................................
J. Donald Hill          66    Chief Executive Officer of the Company

Antoine Dominic         37    President, Chief Operating Officer,
                                Secretary of the Company;
                                President, Quantronix Corporation

William B. McIntyre     62    President, The Optical Corporation

Angelo Chiodo           53    President, Control Laser Corporation

Francis Dominic         40    President, Photo Research, Inc.

Dave Clarke             36    President, Synrad, Inc.

     Mr. McIntyre has been President of The Optical Corporation, a subsidiary of the Company, since 1989. Prior to this post he served for four years as Senior Vice President of Micromation, Inc., a computer manufacturer. Mr. McIntyre has held various engineering production positions with Boeing, Melabs, Chromatix and Biogenesis. Mr. McIntyre holds a B.S. and M.S. in Electrical Engineering.

     Mr. Chiodo has been President of Control Laser Corporation ("Control Laser"), a subsidiary of the Company, since September 1997. He joined Control Laser in 1983 as Engineering Manager and was made Director of Engineering in 1986. Previously, Mr. Chiodo was head of Development Engineering for TRW Electronics. Prior to that, he was head of Development Engineering for General Dynamics. Mr. Chiodo holds a B.S. degree in Engineering.

     Mr. Francis Dominic has been President of Photo Research, Inc. ("Photo Research"), a subsidiary of the Company, since November 1996. From 1988 to 1996, he was Vice President and General Manager of Seth-Cole a manufacturer of reprographics and graphic arts media. He holds a B.S. degree in Engineering and an M.B.A. Mr. Francis Dominic is the brother of Mr. Antoine Dominic.

     Mr. Clarke has been President of Synrad, Inc. ("Synrad"), a subsidiary of the Company, since September 30, 1998. Mr. Clarke joined Synrad in 1994 as International Sales Manager. In 1995, he became Vice President of Marketing and then President of Emerald Laser, Synrad's then research and development division. Previously, Mr. Clarke worked for Optilas Ltd., a European distributor of laser technology, for eight years in various positions including General Manager. Mr. Clarke holds a B.S. degree in Applied Physics.


            BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

     The following table sets forth, as of April 26, 1999, certain information, based upon publicly available filings, regarding the beneficial ownership of Common Stock by each person owning more than 5% of the outstanding Common Stock, each director and nominee, each Named Executive Officer, and all directors and executive officers as a group.

          Name                       Number
(and Address of 5% Holders)         Owned (1)    Percentage of Class
 ............................       ..........    ...................

Salomon Smith Barney, Inc.        1,154,064(2)          10.4%
388 Greenwich Street
New York, NY 10013

Salomon Brothers
  Holding Company, Inc.           1,154,064(2)          10.4%
388 Greenwich Street
New York, NY 10013

Mutual Management Corp..            689,000(3)           6.2%
388 Greenwich Street
New York, NY 10013

Salomon Smith Barney
  Holdings, Inc.                  1,843,064(4)          16.6%
388 Greenwich Street
New York, NY 10013

Citigroup Inc.                    1,843,064(4)          16.6%
153 East 53rd Street
New York, NY 10043

Wellington Management
  Company, LLP                    1,030,000(5)           9.3%
75 State Street
Boston, MA 02109

J. Donald Hill                      482,600(6)           4.2%

Antoine Dominic                     223,000(7)           2.0%

Steven Georgiev                      30,000(8)       less than 1%

Howard S. Breslow                    62,000(9)       less than 1%

Jan A. Melles                        23,000(8)       less than 1%

Joseph J. Ortego                          0               0

Executive officers and directors
as a group (five persons)           820,600(10)          7.0%


 (1) Unless otherwise indicated below, all shares are owned beneficially and of record.

 (2) Based on the Schedule 13G filed by Salomon Smith Barney Inc. ("SSB"), Salomon Brothers Holding Company, Inc. ("SBHC), Mutual Management Corp. ("MMC"), Salomon Smith Barney Holdings Inc. ("SSB Holdings") and Citigroup Inc. ("Citigroup"); SSB and SBHC each have shared voting power and dispositive power with respect to 1,154,064 shares of Common Stock. SBHC is the sole stockholder of SSB, SSB Holdings is the sole stockholder of SBHC, and Citigroup is the sole stockholder of SSB Holdings.

 (3) Based on the Schedule 13G filed by Salomon Smith Barney Inc. ("SSB"), Salomon Brothers Holding Company, Inc. ("SBHC), Mutual Management Corp. ("MMC"), Salomon Smith Barney Holdings Inc. ("SSB Holdings") and Citigroup Inc. ("Citigroup"); MMC has shared voting power and dispositive power with respect to 689,000 shares of Common Stock. SSB Holdings is the sole stockholder of MMC, and Citigroup is the sole stockholder of SSB Holdings.

 (4) Based on the Schedule 13G filed by Salomon Smith Barney Inc. ("SSB"), Salomon Brothers Holding Company, Inc. ("SBHC), Mutual Management Corp. ("MMC"), Salomon Smith Barney Holdings Inc. ("SSB Holdings") and Citigroup Inc. ("Citigroup"); SSB Holdings and Citigroup each have shared voting power and dispositive power with respect to 1,843,064 shares of Common Stock. SBHC is the sole stockholder of SSB, SSB Holdings is the sole stockholder of each SBHC and MMC, and Citigroup is the sole stockholder of SSB Holdings.

 (5) Based on the Schedule 13G filed by Wellington Management Company, LLP ("WMC"); WMC has shared voting power with respect to 655,000 shares of Common Stock and shared dispositive power with respect to 1,030,000 shares of Common Stock. Wellington Trust Company, NA , a bank, is a wholly-owned subsidiary of WMC.

 (6) Includes 350,000 shares of Common Stock underlying currently exercisable stock options.

 (7) Includes 205,000 shares of Common Stock underlying currently exercisable stock options.

 (8)  Consists of currently exercisable non-incentive stock options.

 (9) Includes 30,000 shares of Common Stock underlying currently exercisable non-incentive stock options.

(10) Includes the 638,000 shares of Common Stock underlying currently exercisable stock options.

                        EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years to the Company's Chief Executive Officer and to the executive officers of the Company (other than the Chief Executive Officer) who received salary and bonus payments in excess of $100,000 in 1998
(collectively, the "Named Executive Officers").


                                                                        Long Term
Compensation

 .................................
                                       Annual Compensation
Awards            Payouts
                                  .............................
 .......................    .......
                                                         Other
Securities                All
                                                         Annual    Restricted
Underlying               Other
        Name and                                         Compen-     Stock
Options/       LTIP     Compen-
        Principal                  Salary      Bonus     sation     Award(s)
SARs        Payout    sation
        Position           Year      $           $          $          $
#           $         $
 .......................... ....   .........   ........   .......   ..........
 ..........    ......   ........

J. Donald Hill <F1>        1998   $254,932   $521,000       0         0
180,000 <F3>    0         0
  Chief Executive Officer  1997   $223,000   $469,000       0         0
110,000 <F4>    0         0
  Excel Technology, Inc    1996   $195,314   $223,892       0         0
310,000 <F4>    0         0


Antoine Dominic <F2>       1998   $229,805   $521,000       0         0
155,000 <F5>    0         0
  President, Chief,        1997   $193,000   $469,000       0         0
85,000 <F4>    0         0
  Operating Officer        1996   $161,533   $223,392       0         0
235,000 <F4>    0         0
  Excel Technology, Inc.

<F1>  Mr. Hill was appointed CEO and Chairman of the Company effective
January 15, 1996.
<F2>  Mr. Dominic was named Chief Operating Officer of the Company on
February 17, 1998.
<F3> Represents options to acquire shares of Common Stock.  130,000 of these options were previously issued and were repriced on October 19, 1998
<F4> Represents options to acquire shares of Common Stock.
<F5> Represents options to acquire shares of Common Stock. 105,000 of these options were previously issued and were repriced on October 19, 1998



Potential Realizable

Value at Assumed

Annual Rates of Stock

Price Appreciation for
                                                 Individual Grants
Option Term <F1>

 .....................................................................
 ......................
                     Number of        % of Total
                       Shares        Options/SARs
                     Underlying        Granted to       Exercise or
                    Option/SARs        Employees         Base Price
Expiration
Name                Granted <F2>    in Fiscal Year      $/Share <F3>
Date             5%         10%
 ................   ............     ...............  ...............
 ................    ........   ..........
J. Donald Hill         50,000             6.9%         $7.00             Oct
19, 2008       $  570,113 $  907,810
                       10,000<F4>         1.4%         $7.00             Jun
22, 2008       $   81,034 $  181,562
                       10,000<F4>         1.4%         $7.00             Jul
11, 2007       $  108,593 $  165,056
                      100,000<F4>        13.8%         $7.00             Jul
10, 2007       $1,085,930 $1,650,563
                       10,000<F4>         1.4%         $7.00             Jun
14, 2001       $  114,023 $  165,056

Antoine Dominic        50,000             6.9%         $7.00             Oct
19, 2008       $  570,113 $  907,810
                       10,000<F4>         1.4%         $7.00             Jun
22, 2008       $   81,034 $  181,562
                       10,000<F4>         1.4%         $7.00             Jul
11, 2007       $  108,593 $  165,056
                       75,000<F4>        10.4%         $7.00             Jul
10, 2007       $  814,447 $1,237,923
                       10,000<F4>         1.4%         $7.00             Jun
14, 2001       $  114,023 $  165,056





<F1>  The potential realizable value portion of the foregoing table illustrates value that might be received upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options.
<F2>  Options to acquire shares of Common Stock.
<F3>  The exercise price equaled the fair market value of the Common Stock on the date of grant.
<F4>  Options to acquire shares of Common Stock that were previously granted and were repriced on October 19, 1998



     The following table provides information related to options exercised by the Named Executive Officers during 1998 and the number and value of options held at year end. The Company does not have any outstanding stock appreciation rights.





Value of Unexercised
                                                               Number of
Unexercised           In-the-Money

Option/SARs                Options/SARs
                                                                 at Fiscal
Year End      at Fiscal Year End ($)<F1>


 ...........................  ..........................
                        Shares Acquired    Value Realized
Names                   on Exercise (#)         ($)         Exercisable
Unexercisable   Exercisable  Unexercisable
 ...............         ...............    ..............  ............
 ..............  ............ ..............
J. Donald Hill               0                   0            250,000
230,000          $405,275    $372,853
Antoine Dominic         25,000             $43,000            130,000
185,000          $240,743    $299,904

<F1>  The closing price for the Common Stock as reported on the NASDAQ
National Market System on December 31, 1998 was $8.6211. Value is calculated on the basis of the difference between the option exercise price and $8.6211 multiplied by the number of shares of Common Stock underlying the option if the closing price is greater than the option exercise price.



                           10 YEAR OPTION/SAR REPRICINGS
                           .............................

    The following table provides information related to the repricing of options held by the Named Executive Officers.





Length Of
                                  Number Of
Original
                                 Securities   Market Price
Option Term
                                 Underlying     Of Stock    Exercise Price
Remaining
                                Options/SARS   At Time Of     At Time Of
New      At Date Of
                                 Repriced Or  Repricing Or   Repricing Or
Exercise   Repricing Or
Name                  Date         Amended      Amendment      Amendment
Price      Amendment
                                     (#)           ($)            ($)
($)
 ...............  .............. ............  .............  ..............
 ........   .............

J. Donald Hill   Oct. 19, 1998    10,000          $6.56         $10.125
$7.00       3 years
                 Oct. 19, 1998    10,000          $6.56         $10.375
$7.00       9 years
                 Oct. 19, 1998   100,000          $6.56         $10.375
$7.00       9 years
                 Oct. 19, 1998    10,000          $6.56         $ 9.250
$7.00      10 years

Antoine Dominic  Oct. 19, 1998    10,000          $6.56         $10.125
$7.00       3 years
                 Oct. 19, 1998    10,000          $6.56         $10.375
$7.00       9 years
                 Oct. 19, 1998    75,000          $6.56         $10.375
$7.00       9 years
                 Oct. 19, 1998    10,000          $6.56         $ 9.250
$7.00      10 years

                   EMPLOYMENT AND RELATED AGREEMENTS

     In January 1996, the Company and J. Donald Hill entered into a three-year employment agreement which automatically renews for additional one year periods unless employment is terminated as provided in the agreement. Effective July 10, 1998, Mr. Hill receives a base salary of $262,500 per annum, subject to annual review, and is eligible to receive bonus compensation in accordance with corporate bonus plans adopted by the Board from time to time. The agreement provides that in the event the Company terminates Mr. Hill's employment without cause, he is entitled to receive his base salary for a period of two years from termination.

     In January 1996, the Company and Antoine Dominic entered into a three-year employment agreement which automatically renews for additional one year periods unless employment is terminated as provided in the agreement. Effective July 10, 1998, Mr. Dominic receives a base salary of $236,250 per annum, subject to annual review, and is eligible to receive bonus compensation in accordance with corporate bonus plans adopted by the Board from time to time. The agreement provides that in the event the Company terminates Mr. Dominic's employment without cause, he is entitled to receive his base salary for a period of two years from termination.


      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions are made by the non-employee directors of the Company. There were no interlocks or insider (employee) participation during 1998.

       REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Guidelines
 .......................

     The Company is engaged in a highly competitive industry and must attain high levels of quality and safety in the design, production, and servicing of its products. To succeed, the Company believes that it must offer executive compensation that reflects competitive pay practices of other companies and job responsibility, and enables the Company to attract, retain, and reward qualified, experienced executives. The Company also believes that any competitive pay package should be structured, in part, to align management's interests with the success of the Company by making a portion of compensation dependent on operating achievements and, to a lesser extent, on stock performance. The non-employee members of the Board of Directors have determined that these objectives are best met by offering the Company's two executive officers competitive base salaries, quarterly bonuses which are payable based on a percentage of pre-tax profits if minimum pre-tax profit margins are achieved, and stock options that vest over time.

Chief Executive Officer Compensation


     Based on the criteria described above and the factors set forth below, the non-employee members of the Board of Directors approved an increase in Mr. Hill's annual base salary from $250,000 to $262,500 and awarded Mr. Hill options to purchase 50,000 shares of Common Stock (in addition to the annual grant of options for 10,000 shares he received as a director of the Company). In doing so, the outside directors took into account the increases in the Company's revenues, per share earnings, and operating cash flows, and the successful completion of the Synrad acquisition. In addition, Mr. Hill's bonus, which is payable based on a percentage of pre-tax profits if minimum pre-tax profit margins are achieved, increased from $469,000 to $521,000 as a result of increases in the Company's pre-tax earnings.


Option Repricing


     On October 19, 1998, the Board of Directors reduced the exercise price of outstanding stock options to purchase an aggregate of 508,932 shares of the Common Stock to $7.00 per share, which price reflects a 6.7% premium over the then current fair market value of the Common Stock. Prior to such repricing, the exercise prices of such options ranged from $7.875 to $12.375 per share (the average price being $9.518 per share). Senior management and the Company's Board of Directors held 318,000 of such options and the balance were held by 114 employees of the Company's operating subsidiaries.

     It was the view of the Board of Directors that the disparity between the original exercise prices of these options and market price of the Common Stock at the time of modifying such options undermined the intended purpose of such stock options, namely to provide meaningful incentives to the Company's directors, officers, and employees. The Board of Directors believes that such equity incentives are a significant factor in the company's ability to retain and motivate key employees who are critical to the Company's long-term success. The Board of Directors approved the modifications of the option terms to help ensure that directors, officers, and employees will continue to have meaningful equity incentives and to motivate such persons to strive for the success of the Company.

                                              J. Donald Hill, Chairman
                                              Antoine Dominic
                                              Steven Georgiev
                                              Howard S. Breslow
                                              Jan A. Melles



                         STOCK PERFORMANCE GRAPH

The following chart compares the yearly percentage change in the cumulative total stockholder return on the Common Stock during the period from 1994 through the end of 1998, with the cumulative total return on the NASDAQ Composite Index and the Company Peer Group. The Company Peer Group represents 16 companies in the laser technology field, all of which are listed on NASDAQ.


    Description        1993     1994    1995     1996     1997     1998
 ..................... ......   ......  ......   ......   ......   ......


Excel Technology, Inc.   100    84.44  117.78   144.44   197.78   182.22
S & P 500                100   101.32  139.4    171.4    228.59   293.91
Peer Group               100   106.33  177.74   106.39   104.24   100.85

  (Assumes initial investment of $100 and reinvestment of dividends.)



                RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected the accounting firm of KPMG LLP ("KPMG") to serve as independent auditors of the Company for the year ending December 31, 1999 and proposes the ratification of such decision. A representative of KPMG is expected to be present at the Meeting to make a statement if he wishes to do so and to respond to appropriate stockholder questions.

     The Board of Directors recommends a vote FOR ratification of the selection of KPMG as the independent auditors for the Company for the year ending December 31, 1999.

                          CERTAIN TRANSACTIONS

     Howard S. Breslow, a director of the Company, is a partner in Breslow & Walker, LLP, the Company's legal counsel. In 1998, the Company paid Breslow & Walker, LLP $324,000 for legal services.

     Joseph J. Ortego, a nominee for director of the Company, is a member of the law firm of Nixon, Hargrave, Devans & Doyle, LLP. Nixon, Hargrave has provide legal services to the Company, and is expected to continue to provide certain legal services to the Company.


        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities Exchange Commission ("SEC") and the NASDAQ National Market, and to furnish a copy of such reports to the Company. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended December 31, 1998 the Reporting Persons complied with all applicable
Section 16(a) filing requirements, except that the Company's directors and executive officers were late in filing their Form 5's.

                         STOCKHOLDER PROPOSALS

     Stockholders proposals for action at the 2000 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement and must be received by the Secretary no later than December 27, 1999 in order that they may be considered for inclusion in next year's proxy statement and proxy card. Stockholders who intend to present a proposal at the Company's 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than March 25, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                      ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to stockholders of the Company for the year ended December 31, 1998, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                             OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any stockholder upon written request to Antoine Dominic, Secretary, 41 Research Way, E. Setauket, New York, 11733.

                                       By Order of the Board of Directors


                                       /s/ Antoine Dominic
                                       ..................................
                                       Antoine Dominic, Secretary

E. Setauket, New York
April 26, 1999

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.









Appendix A
 ...........

                        [FORM OF PROXY CARD]

                        EXCEL TECHNOLOGY, INC.
                           41 Research Way
                        E. Setauket  NY 11733

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, acknowledging receipt of the proxy statement dated April 26, 1999 of Excel Technology, Inc., hereby constitutes and appoints J. Donald Hill and Antoine Dominic and each or any of them, attorney, agent and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place and stead of the undersigned, to appear and vote all the shares of stock of Excel Technology, Inc. standing in the name of the undersigned on the books of said corporation on May 14, 1999 at the Annual Meeting of the Stockholders of Excel Technology, Inc. to be held at the offices of Excel Technology, Inc., 780 Third Ave., New York, New York 10017 on June 22, 1999, at 10:00 A.M. EST, and any adjournments thereof.

     When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted FOR the following proposals, which are set forth in the Proxy Statement.


1.    ELECTION OF DIRECTORS

      [ ]  FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY

                                J. Donald Hill,
                               Antoine Dominic,
                               Steven Georgiev,
                              Howard S. Breslow,
                                Jan A. Melles,
                               Joseph J. Ortego

(INSTRUCTION: to withhold authority to vote for any individual nominee, write in nominee's name on the line below.)

                         ..............................

2. PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

              [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

3. FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF

      Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                      Dated:  ......................................
                              Signature

                              ......................................
                              Signature if held jointly



            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY IN THE ENCLOSED ENVELOPE